Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 20, 2018, relating to the financial statements and financial highlights, which appears in Loomis Sayles Small/Mid Cap Growth Fund’s Annual Report on Form N-CSR for the year ended September 30, 2018. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, MA

September 30, 2019